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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-123903) and related Prospectus of CRA International, Inc. for the registration of 2,747,176 shares of common stock and to the incorporation by reference therein of our reports dated February 9, 2005, with respect to the consolidated financial statements of CRA International, Inc., CRA International, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of CRA International, Inc., included in its Annual Report (Form 10-K/A) for the year ended November 27, 2004 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts May 31, 2005

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Consent of Independent Registered Public Accounting Firm